Exhibit 16.1

Robert L. White & Associates, Inc.

1000 Ohio Pike, Suite 5	Phone (513) 943-1040
Cincinnati, Ohio 45245	Fax (513) 943-7760

April 10, 2012

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:               View Systems, Inc. (the “Company”)
Form 8-K Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Robert L. White & Associates, Inc.